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                                                                Exhibit 10.1

                            CONSULTING AGREEMENT
                            --------------------

         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 1st day of May 2005, by and between ENGINEERED SUPPORT SYSTEMS, INC., a Missouri corporation (hereinafter called "ESSI"), and MICHAEL F. SHANAHAN, SR. (hereinafter called "Consultant").

         WHEREAS, immediately prior to the effectiveness of this Agreement, Consultant was employed by ESSI as its executive Chairman of the Board pursuant to an Employment Agreement, dated November 1, 2004, and over the last twenty-three (23) years has held various other senior officer positions with ESSI and its subsidiaries;

         WHEREAS, Consultant has gained invaluable experience and knowledge of ESSI's business as a result of Consultant's association with ESSI;

         WHEREAS, Consultant wishes to retire from active employment with ESSI;

         WHEREAS, effective upon the execution of this Agreement, Consultant is terminating his employment with ESSI; and

         WHEREAS, ESSI is desirous of retaining the services of Consultant as a consultant and Consultant is willing to provide consulting services to ESSI, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the promises and agreements herein contained, the parties agree as follows:

         1. Duties of Consultant. ESSI hereby engages Consultant to provide
            --------------------
consulting and advisory services pertaining to the business and operations of ESSI. The parties agree that, during the Term (as hereinafter defined) of this Agreement, Consultant shall serve as the non-executive Chairman of the Board of ESSI and shall perform such duties and responsibilities as are incident to such position, including the duties and responsibilities set forth on Schedule A attached hereto, and also provide such services as may from time to time be reasonably requested by ESSI's Board of Directors.

         2. Term. The initial term of this Agreement shall be for the period
            ----
commencing May 1, 2005 and ending on April 30, 2006 (the "Initial Term"). This Agreement shall be automatically renewed for an additional one (1) year period commencing on May 1, 2006 and ending on April 30, 2007 (the "Second Term") upon the same terms and conditions providied for herein unless terminated by Consultant upon the giving of written notice of termination to ESSI at least thirty (30) days prior to the expiration of the Initial Term. Thereafter, this Agreement shall be automatically renewed for successive one
(1) year periods on the last day of the Second Term and any renewal term thereafter upon the same terms and conditions provided for herein unless terminated by either party upon the giving of written notice of termination to the other party at least thirty (30) days prior to the expiration of the Second Term or any further renewal term, as the case may be. The Initial Term of this Agreement as extended through the Second



Term and any further renewal term is hereinafter referred to as the "Term." This Agreement may be terminated prior to the expiration of the Initial Term, the Second Term or any further renewal term of this Agreement upon the occurrence of any of the following events:

         (a) Upon the death of Consultant during any period that this Agreement is in effect.

         (b) By Consultant, upon not less than thirty (30) days nor more than one hundred twenty (120) days written notice to ESSI.

         (c) In the event of Consultant's "disability," which for purposes hereof shall mean Consultant's failure substantially to discharge Consultant's duties under this Agreement for ninety (90) consecutive days or one hundred twenty (120) days in any calendar year, whether or not consecutive, as a result of an injury, disease, sickness or other physical or mental incapacity. A determination of Consultant's disability shall be made by a qualified licensed physician chosen by ESSI subject to Consultant's approval, which approval shall not be unreasonably withheld. In the event ESSI and Consultant cannot agree on the choice of a physician, then such physician shall be chosen by the dean of the St. Louis University School of Medicine, St. Louis, Missouri, or if said dean is unwilling or unable to do so, by the dean of another medical school of recognized national repute. The cost of such determination shall be borne by ESSI, and in the absence of fraud or bad faith, shall be binding on all parties hereto.

         (d) By ESSI, for "cause," immediately upon written notice to Consultant. For purposes of this Agreement, "cause" shall mean (i) Consultant's breach or violation of or failure to perform any of the material terms and conditions of this Agreement or such other conduct or action by Consultant which materially and adversely affects the business or reputation of ESSI as determined by ESSI's Board of Directors, which shall include specifically, but not by way of limitation, intentional or negligent conduct or activity inconsistent with or proscribed by federal or state criminal statute or regulation or express ESSI policy pertaining to a contract with the United States Government or the violation of any other ethics or other corporate policy of ESSI, or (ii) any act of dishonesty or disloyalty or breach of trust against ESSI.

         (e) By ESSI, without cause, by written notice to Consultant at any time.

         Upon termination of this Agreement by ESSI without cause, Consultant shall be entitled to receive (i) all compensation and benefits hereunder through the later of the expiration of the Second Term or the renewal term in effect on the effective date of the termination, and (ii) such other consideration as is expressly provided in this Agreement. Upon termination of this Agreement for any of the reasons specified in subparagraphs (a) through (d), above, Consultant shall be entitled to receive all compensation and benefits hereunder through the effective date of termination and such other consideration as is expressly provided in this Agreement.

         3. Independent Contractor. In furnishing the consulting services
            ----------------------
described herein, Consultant shall not be an employee or agent of ESSI for any purpose, but shall act in the capacity of an independent contractor. Accordingly, ESSI shall not exercise any control over the performance of the consulting duties provided by Consultant, nor shall ESSI be liable for any acts or omissions of Consultant. The hours Consultant is to work shall be entirely within

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Consultant's control and ESSI shall rely upon Consultant to work that number of hours which Consultant deems reasonably necessary to perform Consultant's duties hereunder. It is not contemplated by either party that Consultant's duties shall be performed on a full-time basis. All final decisions with respect to the business operations of ESSI shall be the responsibility of and shall be made by ESSI. ESSI shall report all payments made to Consultant hereunder on such statements and forms as are required in regard to non-employee compensation.

         4. Consulting Fee. In consideration of the services rendered by
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Consultant hereunder, ESSI agrees to pay Consultant a consulting fee of
Sixty-Two Thousand Five Hundred and no/100 Dollars ($62,500.00) per month, payable in advance on the first day of each month that this Agreement is in effect.

         5. Other Compensation.
            ------------------

         (a) In the event of the death of Consultant during the Term of this Agreement, ESSI agrees to pay to Consultant's designated beneficiary twenty-four (24) consecutive equal monthly installments of Fifty-Two Thousand Five Hundred Dollars ($52,500.00) each, commencing on the first day of the first month following the death of Consultant and on the first day of each month thereafter for twenty-three (23) months.

         (b) In the event of the disability of Consultant as hereinbefore provided during the Term of this Agreement, ESSI agrees to pay to Consultant consecutive equal monthly installments of Fifty-Two Thousand Five Hundred Dollars ($52,500.00) each, commencing on the first day of the first month following the month in which Consultant becomes disabled, and on the first day of each month thereafter until Consultant returns to providing services hereunder (if at all) as hereinafter provided, but in no event shall such payments continue for more than sixty (60) consecutive months. If Consultant returns to providing services hereunder to ESSI within said period of sixty
(60) consecutive months or less and receives a written opinion of a physician selected in the manner as provided in subparagraph 2(c) hereof that Consultant is capable of performing his duties hereunder, then the sixty-month period will commence to run again in the event Consultant shall later become disabled.

         (c) In the event Consultant terminates this Agreement pursuant to subparagraph 2(b), or this Agreement is terminated by ESSI without cause, or either party determines not to renew the Term of this Agreement for any reason, then in any of such events, ESSI agrees to pay to Consultant twenty-four (24) consecutive equal monthly installments of Fifty-Two Thousand Five Hundred Dollars ($52,500.00) each, commencing on the first day of the first month following the effective date of the termination of this Agreement and on the first day of each month thereafter for twenty-three
(23) months.

         6. Securities Compliance. Consultant agrees to comply fully and
            ---------------------
faithfully with regulations of the Securities and Exchange Commission pertaining to transactions by him in ESSI's securities and specifically, to report to ESSI all intended, contemplated and consumated transactions involving ESSI's securities in accordance with the ESSI's policies and such regulations as from time to time in effect.

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         7. Covenants of Consultant.
            -----------------------

         (a) So long as this Agreement shall remain in effect and at all times after the termination of this Agreement, for whatever reason, Consultant covenants, warrants and agrees that Consultant will not (except as required in Consultant's duties to ESSI hereunder), in any manner, directly or indirectly, actually or attempt to:

                  Disclose or divulge to any person, entity, firm or company whatsoever, or use for Consultant's own benefit or for the benefit of any third person or concern, or for any reason inconsistent with the purpose of this Agreement or inconsistent with Consultant's confidential and fiduciary relationship with ESSI, any trade secrets, formulae, devices, know-how, management and business methods, techniques, opportunities, customer information, supplier information, business or financial plans or other information or data of ESSI, without regard to whether all of the foregoing matters will otherwise be deemed confidential, material or important, the parties hereto stipulating that as between them, the same are important, material and confidential and greatly affect the effective and successful conduct of the business and the goodwill of ESSI, and the parties further stipulate that any breach or evasion of the terms of this subparagraph (a) shall be a material breach of this Agreement, provided that the foregoing restrictions shall not apply (x) with respect to matters that are or become generally known to the public without breach of this Agreement or any other agreement or instrument by which Consultant is bound, or (y) where Consultant is required by law, governmental regulation, or court order to disclose such matters.

         (b) So long as this Agreement shall be in effect and during such period of time after the termination of this Agreement that the Consultant is receiving compensation from ESSI hereunder, Consultant covenants, warrants, and agrees that Consultant will not (except as required in Consultant's duties hereunder), in any manner, directly or indirectly, actually or attempt to:

                  (i) Solicit, divert, take away or interfere with any of the customers, trade, business, patronage, consultants or agents of ESSI, or in any manner engage in any conduct or activity, including but not limited to, verbal representations or declarations that would or could be construed or intended as a disparagement of ESSI's interests;

                  (ii) Engage within the United States or anywhere outside of the United States where the Employer conducts business, directly or indirectly, either personally or as an owner, consultant, partner, associate, officer, manager, agent, advisor, consultant or otherwise, or by means of any corporate or other entity or device, in any business which is "competitive" (as hereinafter defined) with the business of ESSI.

         (c) For purposes hereof, a business will be deemed competitive if it involves the manufacture or sale of high-tech integrated military electronics, support equipment for government or commercial use, logistics services for all branches of the United States armed forces and foreign militaries that do business with ESSI, homeland security forces and other

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governmental and intelligence agencies, or any other business which is in any manner competitive, during or as of the date of cessation of Consultant's employment, with any business then being conducted by ESSI or as to which ESSI has then formulated definitive plans to enter. Notwithstanding the foregoing, Consultant may own up to one percent (1%) of the outstanding securities of a corporation or other business entity that is "competitive" with the business of ESSI if such entity's securities are traded on a national securities exchange or on the over-the-counter market. Consultant agrees that during the Term of this Agreement, and for the term of the restrictive covenants set forth herein, he will promptly communicate to ESSI the identity of all companies, persons or concerns with whom Consultant is considering employment, association or other relationship along with other information as to the products and services of such company, person or concern sufficient in detail to permit ESSI to make a determination as to whether or not competition exists. In order to preserve its rights under this Agreement, ESSI may advise any third party with whom Consultant may consider, establish or contract a relationship of the existence of the terms of this Agreement, and Consultant authorizes and consents to such disclosure, and ESSI shall have no liability for so acting.

         (d) All of the covenants on behalf of Consultant contained in this Paragraph 7 shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action against ESSI, whether predicted on this Agreement or otherwise, shall not constitute a defense to the enforcement by ESSI of these covenants.

         (e) It is the intention of the parties to restrict the activities of Consultant under this Paragraph 7 to the extent necessary for the protection of the legitimate business interests of ESSI, and the parties specifically covenant and agree that should any of the clauses or provisions set forth herein, under any set of circumstances not now foreseen by the parties, be held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws effective during the Term of this Agreement, then and in that event, it is the intention of the parties hereto that, in lieu of each such clause or provision there shall be substituted or added, and there is hereby substituted or added, as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be legal, valid and enforceable.

         8. Expenses.
            --------

         (a) During the Term of this Agreement, ESSI will pay directly, or reimburse Consultant, for reasonable and necessary expenses incurred by Consultant in the interest of the business of ESSI. All such expenses paid by Consultant, will be reimbursed by ESSI upon presentation by Consultant, from time to time, of an itemized account of such expenditures, to the extent necessary to permit the deductibility thereof for Federal income tax purposes in accordance with the from time to time policy(ies) of ESSI.

         9. Automobile. During the Term of this Agreement, ESSI shall pay to
            ----------
or on behalf of Consultant a car allowance as from time to time determined by ESSI, but in no event less than One Thousand Eight Hundred Dollars ($1,800.00) per month.

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         10. Documents. Consultant agrees that all documents, instruments,
             ---------
drawings, plans, contracts, proposals, records, notebooks, invoices, statements and correspondence, whether in print or electronic form or otherwise and including all copies thereof, relating to the business of ESSI shall be the property of ESSI, and upon the termination of this Agreement, for whatever reason, all of the same then in Consultant's possession, whether prepared by Consultant of others, will be left with or immediately delivered to ESSI.

         11. Additional Benefits. For the duration of the Consultant's life
             -------------------
and the life of the Consultant's spouse, Consultant (or his spouse, as the case may be) shall be entitled to participate, in accordance with the eligibility requirements thereof, in ESSI's medical and dental insurance benefits programs which now exist or may hereafter be established by ESSI. During the Term of this Agreement, Consultant shall be entitled to participate, in accordance with the eligibility requirements thereof, in ESSI's life insurance, accidental death and disability income benefits programs which now exist or that may be established hereafter by ESSI. Participation by Consultant in the foregoing benefits programs shall be on the same basis as executives of ESSI who are entitled to participate in same.

         At the option of ESSI, ESSI can provide Consultant that portion of the cost of coverage of self-funded medical benefits for which ESSI has assumed responsibility pursuant to the immediately preceding paragraph, if any, in the following manner: Consultant shall first pay the full cost of such coverage and ESSI will reimburse Consultant for such costs with an appropriate tax gross up, so that Consultant will not incur any net cost for ESSI's portion.

         12. Administrative Support. So long as this Agreement shall be in
             ----------------------
effect, ESSI will make available part-time administrative support in order to assist Consultant with the performance of his duties hereunder.

         13. Remedies. It is agreed that any breach or violation of any of
             --------
the terms of Paragraphs 6 and 7 of this Agreement by Consultant will result in immediate and irreparable injury to ESSI and will authorize recourse to injunction and/or specific performance as well as to all other legal or equitable remedies to which ESSI may be entitled. Consultant represents and acknowledges that the enforcement of a remedy by way of injunction will not prevent Consultant from earning a livelihood. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. The election of any one or more remedies by ESSI shall not constitute a waiver of the right to pursue other available remedies at any time or cumulatively from time to time.

         14. Severability. All agreements and covenants herein contained are
             ------------
severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall continue in full force and effect and shall be interpreted as if such invalid agreement or covenant were not contained herein.

         15. Waiver or Modification. No amendment, waiver or modification of
             ----------------------
this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in

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writing and duly executed by the party to be charged therewith, and no evidence of any amendment, waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such amendment, waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived or modified except as herein set forth. Failure of Consultant or ESSI to exercise or otherwise act with respect to any rights granted hereunder in the event of a breach of any of the terms or conditions hereof by the other party, shall not be construed as a waiver of such breach, nor prevent Consultant or ESSI from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.

         16. Notices. All notices, requests, demands or other communication
             -------
hereunder ("Notice") shall be in writing and shall be deemed given if personally delivered or mailed by registered or certified mail, return receipt requested, as follows:

                  If to ESSI, to:

                           Engineered Support Systems, Inc.
                           Attention: Gerald A. Potthoff, CEO
                           201 Evans Lane
                           St. Louis, Missouri 63121

                  If to Consultant, to:

                           Michael F. Shanahan, Sr.
                           10 Trent Drive
                           St. Louis, Missouri 63124

                           and

                           Michael F. Shanahan, Sr.
                           2595 Half Moon Walk
                           Naples, Florida 34102

or to such other addresses as to which the parties hereto give Notice in accordance with this Paragraph 16.

         17. Construction. This Agreement shall be governed by and construed
             ------------
and interpreted according to the laws of the State of Missouri, notwithstanding the place of execution hereof, nor the performance of any acts in connection herewith or hereunder in any other jurisdiction. For all purposes hereof, reference to ESSI shall include each and every direct or indirect subsidiary and affiliated entity of ESSI and shall further include the surviving or continuing entity as a result of any merger, combination, consolidation or reorganization to which ESSI is a party.

                                     7

         18. Assignability. The services to be performed by Consultant
             -------------
hereunder are personal in nature and Consultant shall not assign his rights or delegate his obligations under this Agreement without the prior written consent of ESSI (which consent shall not be unreasonably withheld), and any attempted or purported assignment or delegation not herein permitted shall be null and void.

         19. Successors. Subject to the provisions of Paragraph 18, this
             ----------
Agreement shall be binding upon and shall inure to the benefit of ESSI and Consultant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         20. Attorney's Fees and Costs. If any action at law or in equity is
             -------------------------
brought to enforce or interpret any of the terms of this Agreement, the prevailing party in such action shall be entitled to recover from the other party the reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         21. Entire Agreement. This Agreement constitutes the sole and
             ----------------
entire agreement between the parties as to its subject matter and supercedes and terminates any and all other agreements, understandings and representations as to its subject matter (including, without limitation, that certain Employment Agreement dated November 1, 2004 by and between ESSI and Consultant), and the parties acknowledge and agree there are no other agreements, understandings and/or representations of any kind whatsoever remaining between them except as set forth herein.


   [Remainder of Page Intentionally Left Blank - Signatures on Next Page]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


"CONSULTANT"                                "ESSI"

                                            ENGINEERED SUPPORT SYSTEMS, INC.


/s/ Michael F. Shanahan, Sr.                By:  /s/ Gerald A. Potthoff
----------------------------                     -----------------------
Michael F. Shanahan, Sr.                         Gerald A. Potthoff
                                                 Vice Chairman & CEO





Acknowledged and approved
as to both form and substance:




/s/ S. Lee Kling
----------------
S. Lee Kling
Presiding Independent Director




/s/ Kenneth E. Lewi
-------------------
Kenneth E. Lewi
Chairman - Compensation Committee



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                                 SCHEDULE A


              DUTIES OF THE NON-EXECUTIVE CHAIRMAN OF THE BOARD


     o  Direct and monitor the activities of the ESSI Board of Directors
        (BOD).
     o Recommend assignments of BOD members to standing and temporary committees, and appoint committee chairmen.
     o Establish, and review with ESSI management, agendas for BOD meetings.
     o Chair BOD and Outside Director meetings and select the secretary to record the minutes for the meetings.
     o Maintain visibility as the ESSI Chairman both to the investment community, and to candidates for future ESSI acquisition.
     o  Provide broad corporate guidance.





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